Report of Independent
Registered Public Accounting Firm


To the Shareholders and
Board of Trustees of
Federated Municipal Securities
Income Trust

In planning and performing our
audits of the financial statements
 of Federated California
Municipal Income Fund Federated
 Michigan Intermediate Municipal
 Trust Federated New York
Municipal Income Fund Federated
North Carolina Municipal Income
Fund Federated Ohio
Municipal Income Fund Federated
Pennsylvania Municipal Income Fund
 and Federated
Vermont Municipal Income Fund each
 a series of Federated Municipal
Securities Income Trust
as of and for the year ended August
31 2006 in accordance with the
standards
of the Public
Company Accounting Oversight Board
United States we considered its
internal control over
financial reporting including control
activities for safeguarding securities
as a basis for
designing our auditing procedures for
 the purpose of expressing our opinion
on the financial
statements and to comply with the
requirements of Form N-SAR but not
for the purpose of
expressing an opinion on the
effectiveness of Federated Municipal
 Securities Income Trusts
internal control over financial
reporting Accordingly we express
no such opinion

The management of Federated Municipal
Securities Income Trust is responsible
for establishing
and maintaining effective internal
control over financial reporting In
fulfilling this responsibility
estimates and judgments by management
are required to assess the expected
benefits and related
costs of controls A companys internal
control over financial reporting is a
process designed to
provide reasonable assurance regarding
the reliability of financial reporting
and the preparation of
financial statements for external
purposes in accordance with US
generally accepted accounting
principles Such internal control
includes policies and procedures
that provide reasonable
assurance regarding prevention or
timely detection of unauthorized
acquisition use or disposition
of a companys assets that could have
a material effect on the financial
statements

Because of its inherent limitations
internal control over financial
reporting may not prevent or
detect misstatements Also projections
of any evaluation of effectiveness to
future periods are
subject to the risk that controls may
become inadequate because of changes
in
conditions or that
the degree of compliance with the
policies or procedures may deteriorate

A control deficiency exists when
the design or operation of a control
does not allow management
or employees in the normal course
of performing their assigned functions
 to prevent or detect
misstatements on a timely basis A
significant deficiency is a control
deficiency or combination
of control deficiencies that adversely
affects the companys ability to initiate authorize record process or report external financial data reliably in accordance with US generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented or detected A material weakness is a significant deficiency or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected

Our consideration of Federated Municipal
 Securities Income Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company
Accounting Oversight
Board United States However we noted
no deficiencies in Federated Municipal
Securities
Income Trusts internal control over
financial reporting and its operation
including controls for
safeguarding securities that we consider
 to be a material weakness as defined
above as of August
31 2006

This report is intended solely for the
information and use of management and the Board of
Trustees of Federated Municipal Securities
Income Trust and the Securities and
Exchange
Commission and is not intended to be
and should not be used by anyone other
than these
specified parties



Boston Massachusetts
October 24 2006